Exhibit 3.1

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

YOUDAO, INC.

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

YOUDAO, INC.

(adopted by a special resolution passed on April 17, 2018)

1.	The name of the Company is YOUDAO, INC..

2.

The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as the same may be revised from time to time, or any other Applicable Law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.

The authorized share capital of the Company is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, of which (i) 490,000,000 shares are designated as Ordinary Shares of a par value of US$0.0001 each, and (ii) 10,000,000 shares are designated as series A preferred shares of a par value of US$0.0001 (the “Series A Preferred Shares”).

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2016 Revision) and, subject to the provisions of the Companies Law (2016 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the Applicable Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

1

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

YOUDAO, INC.

(adopted by a special resolution passed on April 17, 2018)

GENERAL MATTERS

1.	In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	means, in relation to a Person, any other Person which, directly or indirectly, controls, is controlled by or is under the common control of the first mentioned Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of any Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (ii) any direct shareholder of such Investor, (iii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly controls, is controlled by, under the common control with, or is managed by such Investor, its shareholder, the general partner or the fund manager of such Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust controlled by or held for the benefit of such individuals. For the purposes of these Articles, “control” means, in relation to any person, having the power to direct the management or policies of such Person, whether through the ownership of more than 50 per cent of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, or through contractual arrangements or otherwise, and references to “controlled”, “controlling” or “under the common control” shall be construed accordingly.

“Applicable Conversion Price”	has the meaning ascribed to it in Article 16.

“Applicable Laws”	means, with respect to a person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, orders or notices of any Government Authority or stock exchange that is applicable to such person.

“Articles”	means these Articles of Association as originally framed or as from time to time altered by a Special Resolution and in accordance with Article 20.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Automatic Conversion”	has the meaning ascribed to it in Article 16(b).

“Board”	means the board of directors of the Company.

“Board Reserved Matter”	has the meaning ascribed to it in Article 20(1).

“Business Day”	means any day other than Saturday, Sunday or other day on which commercial banks in Hong Kong or the PRC are authorised or required by Applicable Laws to close.

“Company”	means YOUDAO, INC.

“Company Series A Redemption Price”	has the meaning ascribed to it in Article 19(a).

“Competitor”	has the meaning ascribed to it in the Shareholders Agreement.

“Control Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Conversion Price”	has the meaning ascribed to it in Article 16.

“Convertible Securities”	has the meaning ascribed to it in Article 17(a)(ii).

“Conversion Shares”	means Ordinary Shares allottable and issuable (or allotted and issued) upon conversion of the Preferred Shares pursuant to these Articles (including pursuant to Articles 16 and 17).

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Deemed Liquidation Event”	has the meaning ascribed to it in Article 123(c).

“Director”	means a member of the Board.

“Dispose”	means, in relation to any Share, to, sell, give, assign, transfer, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract with respect to sale, giving, assignment, transfer, hypothecation, pledge, encumbrance, grant of a security interest in or otherwise disposal of, any equity securities in any Group Company or any right, title or interest therein or thereto (including any contractual or other legal arrangement having the effect of transferring any or all of legal, economic or other rights or benefits of ownership), and the term “Disposal” shall have the corresponding meaning.

“Encumbrance”	means any security interest and any option, right to acquire, right of pre-emption, assignment by way of security, trust arrangement for the purpose of providing security, retention arrangement or other security interest of any kind, and any agreement to create any of the above.

“First Participation Notice”	has the meaning ascribed to it in Article 129(c)(i).

“First Refusal Period”	has the meaning ascribed to it in Article 11.A(1)(c).

“First Transfer Notice”	has the meaning ascribed to it in Article 11.A(1)(b).

“Founding Shareholder”	means NetEase, Inc., a company incorporated in the Cayman Islands with limited liability, whose principal business address is at Building No. 7, West Zone, Zhongguancun Software Park (Phase II), No. 10 Xibeiwang East Road, Haidian District Beijing 100193, the PRC.

“Government Authority”	means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator.

“Group Companies”	means, collectively, the Company and its Subsidiaries from time to time, including the Original Group Companies.

“GSL”	means Good Spirit Limited (晨曜有限公司 ), a company incorporated in Hong Kong with limited liability, whose registered office is at 27/F, One Exchange Square, Central, Hong Kong.

“HK Company”	means Youdao (Hong Kong) Limited, a company incorporated with limited liability in Hong Kong (with registered number 2407111).

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Intellectual Property”	means all industrial and intellectual property rights (whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights) including patents, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits, trade marks, trading names, logos and other signs used in trade, internet domain names, rights in Knowhow and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world. For such purpose, “Knowhow” means all technical information, knowledge and expertise (including formulae, techniques, designs, specifications and procedures) relating to the design, production, manufacture, use, sale or marketing of any product, process or service.

“Investment Securities”	means the Preferred Shares and the Conversion Shares.

“Investors”	means the Series A Investors.

“KaoShen”	NetEase Kaoshen (Beijing) Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC, whose registered office is at Beijing Haidian District West, 1st Building, 12th floor, Room 1224 (北京市海淀区西草场一号12层1224号).

“LangSheng”	means NetEase Langsheng (Beijing) Technology Development Co., Ltd., a wholly foreign owned enterprise established under the laws of the PRC, whose registered office is at Beijing District West, 1st Block, 12th Story, Room 1203 (北京市海淀区西草场一号12层1203室).

“Liquidation Event”	has the meaning ascribed to it in Article 123.

“Major Group Companies”	means the Company, the HK Company, Youdao IT and Youdao Computer.

“Management Shareholder”	means Net Depth Holdings, Inc., a BVI Business Company incorporated in the British Virgin Islands, whose registered office is at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

“Member”	means a duly registered holder of the shares in the capital of the Company from time to time.

“Memorandum of Association”	means the Second Amended and Restated Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution in accordance with Article 20.

“month”	means calendar month.

“New Securities”	has the meaning ascribed to it in the Shareholders Agreement.

“Non-Eligible Non-Selling Shareholder”	has the meaning ascribed to it in Article 11.A(1)(d).

“Non-Selling Shareholder”	has the meaning ascribed to it in Article 11.A(1)(b).

“Options”	has the meaning ascribed to it in Article 17(a)(i).

“Ordinary Majority”	means Ordinary Shareholders holding more than fifty per cent. (50%) of the Ordinary Shares then issued and outstanding.

“Ordinary Selling Shareholder”	means either a Founding Shareholder or a Management Shareholder.

“Ordinary Shareholders”	means holders of Ordinary Share(s) from time to time.

“Ordinary Shares”	means the ordinary shares in the capital of the Company, par value of US$0.001 per share.

“ordinary resolution”	a Members resolution passed either (i) as a written resolution signed by all Members entitled to vote, or (ii) at a meeting by Members holding not less than fifty percent (50%) of all the issued and outstanding Shares of the Company, calculated on a fully converted basis (which Members, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as an ordinary resolution has been duly given), subject to Article 20.

“Original Group Company”	means any of the Company, the HK Company, Youdao Computer, Youdao IT, KaoShen and LangSheng.

“paid-up”	means paid-up and/or credited as paid-up.

“Participation Rights Holder” or “Participation Rights Holders”	has the meaning ascribed to it in Article 129(a).

“Permitted Transferee”	has the meaning ascribed to it in Article 11.B(c).

“Person”	means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organisation, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	means the People’s Republic of China, but solely for purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Majority”	means Preferred Shareholders holding more than fifty per cent. (50%) of the Preferred Shares then issued and outstanding.

“Preferred Shareholder”	means holders of Preferred Share(s) from time to time.

“Preferred Shares”	means the Series A Preferred Shares.

“Pro Rata Co-Sale Share”	has the meaning ascribed to it in Article 11.A(2)(a).

“Pro Rata Share”	has the meaning ascribed to it in Article 129(b).

“Qualified IPO”	means a public offering of Ordinary Shares (or securities representing Ordinary Shares) registered under the Securities Act or in a jurisdiction and on an internationally recognised securities exchange or inter-dealer quotation system outside of the United States of America (including The Stock Exchange of Hong Kong Limited), in each case, either (i) with an implied, pre-money valuation of US$2,250,000,000 or more; or (ii) approved by the Board as a Board Reserved Matter.

“Redemption Date”	has the meaning ascribed to it in Article 19(b).

“Redemption Notice”	has the meaning ascribed to it in Article 19(b).

“Register of Members”	means the Register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Right of Participation”	has the meaning ascribed to it in Article 129(a).

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice”	has the meaning ascribed to it in Article 129(c)(ii).

“Second Participation Period”	has the meaning ascribed to it in Article 129(c)(ii).

“Second Refusal Period”	has the meaning ascribed to it in Article 11.A(1)(d).

“Second Transfer Notice”	has the meaning ascribed to it in Article 11.A(1)(d).

“Secretary”	includes an assistant secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the U.S. Securities Act of 1933, as amended from time to time.

“Selling Shareholder”	has the meaning ascribed to it in Article 11.A(1)(b).

“Series A Investors”	means TH and GSL.

“Series A Issue Price”	means US$10.2717 per Share.

“Series A Liquidation Preference”	has the meaning ascribed to it in Article 123(a).

“Series A Original Issue Date”	means April 17, 2018.

“Series A Preferred Shares”	means the Series A preferred shares, par value US$0.0001 per share, of the Company, with rights and privileges as set forth in the Transaction Documents.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders”	means, collectively, the Ordinary Shareholders and the Preferred Shareholders.

“Shareholders Agreement”	means the shareholders agreement by and among the Company, the Founding Shareholder, the Management Shareholder, the HK Company, Youdao IT, Youdao Computer, Kaoshen, Lang Sheng and the Series A Investors dated April 17, 2018, as may be amended from time to time.

“Shares”	means, collectively, the Preferred Shares and the Ordinary Shares.

“Special Resolution”	means a Members resolution expressed to be a special resolution and passed either (i) as a written resolution signed by all Members entitled to vote, or (ii) at a general meeting of Members by the affirmative vote of not less than two thirds (2/3) of all votes, calculated on a fully converted basis, cast by such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at such general meeting (of which notice specifying the intention to propose the resolution as a special resolution has been duly given), subject to Article 20.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary”	means, with respect to the Company, any Affiliate of the Company controlled by the Company.

“Target Period”	has the meaning ascribed to it in the Shareholders Agreement.

“TH”	means TH Edu Capital Fund I LP, an exempted limited partnership registered under the laws of the Cayman Islands, whose registered office is at the offices of International Corporation PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.

“TH Completion Date”	means April 17, 2018.

“TH Director”	has the meaning ascribed to it in Article 69.

“TH Observer”	has the meaning ascribed to it in Article 69.

“Third Party JV Agreements”	has the meaning ascribed to it in the Shareholders Agreement.

“Trade Sale”

means any of the following events:

(i)    the acquisition of an equity, quasi-equity or other interest in any Group Company (whether by a sale of equity, merger or consolidation) in which fifty per cent. (50%) or more of such Group Company’s voting power outstanding before such transaction is acquired or transferred;

(ii)    the sale, transfer or other disposition of all or substantially all of the assets, or Intellectual Property of any Group Company; or

(iii)    the exclusive licensing of all or substantially all of any Group Company’s Intellectual Property.

“Transaction Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Transfer Shares”	has the meaning ascribed to it in Article 11.A(1)(b).

“U.S. GAAP”	means the generally accepted accounting principles in the United States of America.

“Youdao Computer”	means Beijing NetEase Youdao Computer System Co., Ltd., a limited liability company incorporated under the laws of the PRC, whose registered office is at 2/F, Tower A, Building No. 7, West Zone Zhongguancun Software Park (Phase II) No. 10 Xibeiwang East Road, Haidian District (北京市海淀区西北旺东路10号院中关村软件园西区 7号楼A 座2层).

“Youdao IT”	NetEase Youdao Information Technology (Beijing) Co., Ltd., a wholly foreign owned enterprise established under the laws of the PRC, whose registered office is at 1/F, Tower C, Building No. 7, West Zone Zhongguancun Software Park (Phase II) No. 10 Xibeiwang East Road, Haidian District (北京市海淀区西北旺东路10号 院中关村软件园西区7号楼A座1层).

In the Articles:

1.1.	words importing the singular number include the plural number and vice versa;

1.2.	words importing the masculine gender include the feminine gender;

1.3.	words importing persons include corporations;

1.4.	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an electronic record;

1.5.	references to provisions of any Applicable Law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

1.6.

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.7.	headings are inserted for reference only and shall be ignored in construing these Articles;

1.8.	any reference to any Person shall be construed so as to include its successors in title, permitted assigns and transferees; and

1.9.	in these Articles Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

CERTIFICATES FOR SHARES

4.

Share certificates representing Shares shall be in such form as shall be determined by the Directors. Share certificates may either be signed by any Director (or any other person authorised by the Directors for this purpose), or may have the Seal affixed thereto. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the authorized signature(s) affixed by some method or system of mechanical process.

5.

Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.

Subject to the provisions in the Memorandum of Association and these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options or warrants over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

7.

The Company shall maintain or cause to be maintained a Register of Members and every person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one (1) certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.

The Directors may in their absolute discretion decline to register any transfer of Shares with reasonable cause. The Directors shall register any transfer of Shares except where holders proposing or effecting the transfers of the Shares are subject to binding written agreements with the Company which restrict the transfer of the Shares held by such holders and such holders have not complied with the terms of such agreements or the restrictions have not been waived in accordance with their terms. If the Directors refuse to register a transfer they shall notify the transferee within five (5) Business Days of such refusal, providing a detailed explanation of the reason therefor. Notwithstanding the foregoing, if a transfer complies with the holder’s transfer obligations and restrictions set forth in agreements with the Company, the Directors shall register such transfer.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

RESTRICTIONS ON TRANSFERS OF SHARES

11. A.(1)	Right of First Refusal

(a)

Restriction on Transfers. Subject to Article 11.B, each Shareholder may not Dispose of its Shares to any Person, whether directly or indirectly, except in compliance with Article 11.A. Any attempt by a Shareholder to Dispose of any of its Shares in violation of any provision of Article 11.A or Article 11.B shall be void, and the Company shall not effect such transfer nor will treat any alleged transferee as the holder of such Shares.

(b)

Notice of Sale. If any Shareholder (the “Selling Shareholder”) proposes to sell or transfer, directly or indirectly, any of its Shares (the “Transfer Shares”), then the Selling Shareholder shall promptly deliver a written notice (the “First Transfer Notice”) to the Company and each of the other Shareholders (the “Non-Selling Shareholder”), which First Transfer Notice shall include (i) the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the price per Transfer Share and (iv) the material terms and conditions upon which the proposed sale or transfer is to be made. The First Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the First Transfer Notice. The First Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer.

(c)

Notice of Purchase. Each Non-Selling Shareholder shall be entitled to elect to purchase all or any part of such Non-Selling Shareholder’s pro rata share of the Transfer Shares at the price and upon the terms and conditions specified in the First Transfer Notice by delivering a written notice to the Selling Shareholder within twenty (20) Business Days after the date of the First Transfer Notice (the “First Refusal Period”) stating therein the number of the Transfer Shares to be purchased. If a Non-Selling Shareholder exercises such right and notifies the Selling Shareholder in writing of the number of Transfer Shares to be purchased, then such Non-Selling Shareholder shall complete the purchase of the Transfer Shares on the same terms and conditions as those set out in the First Transfer Notice. A failure by a Non-Selling Shareholder to respond within such prescribed period shall be deemed to constitute a decision by such Non-Selling Shareholder not to exercise its right to purchase such Transfer Shares. For the purpose of this Article 11.A(1)(c) only, each Non-Selling Shareholder’s pro rata share of the Transfer Shares shall be equal to the number of the Transfer Shares, multiplied by a fraction, the numerator of which shall be the number of the Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder on the date of the First Transfer Notice, and the denominator of which shall be the total number of the Ordinary Shares (on an as-converted basis) held on the date of the First Transfer Notice by all Non-Selling Shareholders.

(d)

Second Transfer Notice. If any Non-Selling Shareholder does not exercise its right of first refusal (each, a “Non-Eligible Non-Selling Shareholder”) to the full extent to purchase such Non-Selling Shareholder’s pro rata share of the Transfer Shares, the Selling Shareholder shall deliver written notice thereof (the “Second Transfer Notice”), within ten (10) Business Days after the expiration of the First Refusal Period, to each Non-Selling Shareholder (other than a Non-Eligible Non- Selling Shareholder) who elected to purchase its pro rata share of the Transfer Shares to the full extent. Each such Non-Selling Shareholder shall have five (5) Business Days from the date of the Second Transfer Notice (the “Second Refusal Period”) to notify the Selling Shareholder of its desire to purchase more than its pro rata share of the Transfer Shares, stating the number of the additional Transfer Shares it proposes to purchase. If, as a result thereof, the election by the Non- Selling Shareholders results in an over-purchase of the Transfer Shares exceeding the total number of the remaining Transfer Shares available for purchase, each over-purchasing Non-Selling Shareholder will be cut back with respect to their over-purchase of the Transfer Shares to the number of remaining Transfer Shares equal to the product obtained by multiplying (i) the number of the remaining Transfer Shares available for purchase by (ii) a fraction, the numerator of which shall be the number of the Ordinary Shares (on an as-converted basis) held by each over-purchasing Non-Selling Shareholder, and the denominator of which shall be the total number of the Ordinary Shares (on an as-converted basis) held by all the over-purchasing Non-Selling Shareholders. Each over-purchasing Non- Selling Shareholder shall be obligated to purchase such number of additional Transfer Shares as determined by the Selling Shareholder pursuant to this Article 11.A(1)(d) and the Selling Shareholder shall so notify such Shareholder within fifteen (15) Business Days from the date of the Second Transfer Notice.

(e)

Non-Exercise. In the event that: (i) (A) the Selling Shareholder is not an Ordinary Selling Shareholder and (B) the Non-Selling Shareholders fail to elect to purchase all (and not only a part) of the Transfer Shares within the First Refusal Period (or, if Article 11.A(1)(c) applies, within the Second Refusal Period), the Selling Shareholder shall have ninety (90) Business Days after the expiry of the First Refusal Period (or, if Article 11.A(1)(c) applies, after expiry of the Second Refusal Period) to sell such Transfer Shares at a price upon terms and conditions no more favorable to the relevant transferee than those specified in the First Transfer Notice. In the event that such Selling Shareholder has not sold the Transfer Shares within such prescribed period, such Selling Shareholder shall not thereafter sell any Shares without first offering such Shares to the Non-Selling Shareholders in the manner provided in this Article 11.A(1); or (ii) the Selling Shareholder is an Ordinary Selling Shareholder, then the provisions of Article 11.A(2) shall apply.

(f)

Closing. In the event that (i) the Selling Shareholder is not an Ordinary Selling Shareholder and (ii) the Non-Selling Shareholders elect to purchase all (and not only a part) of the Transfer Shares pursuant to this Article 11.A(1) (or, if Article 11.A(1)(c) applies, after expiry of the Second Refusal Period), then such Non- Selling Shareholders shall purchase and pay for the Transfer Shares to be purchased by wire transfer in immediately available funds of the appropriate currency, against delivery of the Transfer Shares by the Selling Shareholder, at a place and time agreed by the Selling Shareholder and such Non-Selling Shareholders, but in any event within ten (10) Business Days after the expiry of the above prescribed period, provided that, if the transfer of the Transfer Shares is subject to any prior regulatory approval, the time period during which such transfer may be consummated shall be extended until the expiry of five (5) Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional ninety (90) days.

(2)

Right of Co-Sale: In the event that the Selling Shareholder is an Ordinary Selling Shareholder and to the extent any Investor does not exercise its respective rights of first refusal as to any of such Transfer Shares pursuant to Article 11.A(1), such Investor shall have the right, exercisable upon delivery of a written notice to the Ordinary Selling Shareholder, with a copy to the Company, within twenty (20) Business Days after the date of the First Transfer Notice, to participate in the sale of such Transfer Shares by selling up to such Investor’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions as set out in the First Transfer Notice. A failure by such Investor to respond within such prescribed period shall be deemed to constitute a decision by such Investor not to exercise its co-sale right as provided herein with respect to such sale. To the extent one (1) or more Investors exercise(s) their co-sale right in accordance with the terms and conditions set forth below, the number of the Transfer Shares that the Ordinary Selling Shareholder may sell in the transaction shall be correspondingly reduced. The foregoing co-sale right of each Investor shall be subject to the following terms and conditions:

(a)

each Investor may require the Ordinary Selling Shareholder to include in the proposed sale of the Transfer Shares up to a maximum number of its Preferred Shares or Conversion Shares equal to such Investor’s Pro Rata Co-Sale Share of the Transfer Shares; provided, that in the event that the Ordinary Selling Shareholder contemplates to transfer an amount of Shares equal to more than fifty per cent. (50%) of the aggregate number of Shares then outstanding, each Investor may require the Ordinary Selling Shareholder to include in the proposed sale of the Transfer Shares up to all of its Shares. An Investor’s “Pro Rata Co-Sale Share” of the Transfer Shares means such number of the Ordinary Shares (or such number of the Preferred Shares that, if converted at the then effective conversion ratio, would equal that number of Ordinary Shares) that equals the number of the Transfer Share proposed to be transferred by the Ordinary Selling Shareholder multiplied by a fraction equal to (i) the total number of Ordinary Shares (on an as-converted basis) held by such Investor, divided by (ii) the total number of Ordinary Shares (on an as-converted basis) held by the Ordinary Selling Shareholder and all Investors exercising the co-sale right pursuant to this Article 11.A(2).

(b)

each Investor shall effect its participation in the sale by promptly delivering to the Ordinary Selling Shareholder, with a copy to the Company, for transfer to the prospective purchaser, share certificates in respect of all Shares to be sold by such Investor and a transfer form signed by such Investor, which indicates:

(i)	the number of Ordinary Shares which such Investor elects to sell;

(ii)	that number of the Preferred Shares that is at such time convertible into the number of the Ordinary Shares that such Investor elects to sell; or

(iii)	any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the transfer of the Preferred Shares instead of Ordinary Shares, such Investor shall convert such Preferred Shares into Ordinary Shares and thereafter transfer the corresponding newly-converted Ordinary Shares. The Company shall effect any such conversions concurrently with the actual transfer of such Shares to the purchaser.

(c)

Procedure at Closing. The share certificate or certificates that an Investor delivers to the Ordinary Selling Shareholder pursuant to Article 11.A(2)(b) shall be transferred to the prospective purchaser in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the First Transfer Notice, and the Ordinary Selling Shareholder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from an Investor exercising its co-sale right hereunder, the Ordinary Selling Shareholder shall not consummate the transfer of any Transfer Shares to such prospective purchaser or purchasers unless and until, simultaneously with such consummation of transfer, the Ordinary Selling Shareholder consummates the purchase of such shares or other securities from such Investor on the same terms and conditions. In selling their Shares pursuant to their co-sale right hereunder, the Investor shall not be required to give any representations or warranties with respect to the business of the Group Companies except to warrant that it has full legal and beneficial ownership of the Shares to be transferred and have not transferred or Encumbered and it has obtained due authorisation to transfer such Shares.

(d)

Non-Exercise. Subject to Article 11.A(1) and this Article 11.A(2), to the extent the Investors do not elect to participate in the sale of the Transfer Shares pursuant to the First Transfer Notice, the Ordinary Selling Shareholder shall have ninety (90) Business Days after delivery of the First Transfer Notice to effect a transfer of the Transfer Shares covered by the First Transfer Notice and not elected to be sold by the Investors. Any proposed transfer on terms and conditions more favorable than those described in the First Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Ordinary Selling Shareholder, shall be subject to the procedures described in Article 11.A(1) and this Article 11.A(2).

B.	Restrictions on Transfers:

(a)	Subject to the permitted transfers set out in Article 11.B(c):

(i)

Without the prior written consent of the Preferred Majority, the Founding Shareholder shall not directly or indirectly Dispose of any of its/their Shares or any shares of other Group Companies within forty-eight (48) months after the TH Completion Date; and

(ii)

Without the prior written consent of the Founding Shareholder, none of the Investors or the Management Shareholder shall, directly or indirectly, Dispose of any of its Shares or any shares of other Group Companies within forty-eight (48) months after the TH Completion Date. In the case that any Share is held by its ultimate beneficial owner through one or more levels of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of changing the beneficial ownership of such Share shall be deemed as an indirect transfer of such Share.

(b)

The restrictions on the Disposal of Shares held by the Shareholders contained in these Articles shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Shares.

(c)

Notwithstanding anything to the contrary contained herein, the transfer restrictions under this Article 11.B, Article 11.A(1) and Article 11.A(2) shall not apply to: (i) any transfer of Shares by a Shareholder to any of its Affiliates (the “Permitted Transferee”) (provided, that adequate documentation therefor is provided to the Investors to their reasonable satisfaction and such transferor shall remain jointly and severally liable with the Permitted Transferee and all subsequent Permitted Transferees who hold such Shares in respect of the obligations set out hereunder); (ii) any bona fide transfer by a limited partner of an Investor of its partnership interest expressly permitted under the applicable limited partnership agreement, or change of control of any limited partner of an Investor (provided that in each case, the transferee pursuant to any such transfer or change of control is not a Competitor); or (iii) any transfer of the equity interest or partnership interests in the Management Shareholder among shareholders thereof (as of the TH Completion Date).

REDEEMABLE SHARES

12. (a)

Subject to the provisions of the Statute, these Articles, and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Board, before the issue of the shares, may determine.

(b)

Subject to the provisions of the Statute, these Articles, and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, on such terms and in such manner as the Board may determine and agree with the relevant Member, and may make payment therefor in any manner authorized by the Statute, including out of its capital.

VARIATION OF RIGHTS OF SHARES

13.

Subject to Article 20, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders representing at least two-thirds (2/3) of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third (1/3) of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

14.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

15.

The Company may in so far as the Statute from time to time permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or a combination of any of the foregoing. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

16.

The holders of the Preferred Shares have the conversion rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the Applicable Original Issue Price divided by Applicable Conversion Price. The “Applicable Conversion Price” shall initially be the Series A Issue Price with respect to Series A Preferred Shares, and shall be adjusted from time to time as provided in Article 17 below (also a “Conversion Price”). For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1, being no less than par value.

(a)

Optional Conversion. Subject to and in compliance with the provisions of this Article 16(a) and subject to complying with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Ordinary Shares based on the then-effective Applicable Conversion Price.

(b)

Automatic Conversion. Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall be automatically converted, based on the then-effective Applicable Conversion Price, into Ordinary Shares upon the closing of a Qualified IPO. Any conversion pursuant to this Article 16(b) shall be referred to as an “Automatic Conversion”.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then-effective Applicable Conversion Price. Before any holder of Preferred Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates for the Preferred Shares, duly endorsed, at the principal office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of the Preferred Shares a certificate or certificates for, a copy of the Register of Members showing such holder of the Preferred Shares as a holder of the number of Ordinary Shares to which the holder shall be entitled as aforesaid certified by the Company’s share registrar and a cheque payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. The Preferred Shares converted into Ordinary Shares shall be cancelled and shall not be reissued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the date that the Register of Members is updated to reflect the same. For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Shares being converted.

The Company may give effect to any conversion pursuant to the Articles by one or more of the following methods:

(i)

If the total nominal par value of the Preferred Shares being converted is equal to the total nominal par value of the Ordinary Shares into which such Preferred Shares convert such that each Preferred Share is convertible into one (1) Ordinary Share and both the Preferred Share and the Ordinary Share have the same par value, the Company may, by resolution of the Board, redesignate the Preferred Shares to Ordinary Shares. On re-designation, each Preferred Share to be converted shall become an Ordinary Share with the rights, privileges, terms and obligations of the class of Ordinary Shares and the converted Ordinary Shares shall thenceforth form part of the class of the Ordinary Shares (and shall cease to form part of the class of Preferred Shares for all purposes).

(ii)

The Board may by resolution resolve to redeem the Preferred Shares for the purpose of this Article (and, for accounting and other purposes, may determine the value therefor) and in consideration therefor issue fully-paid Ordinary Shares in relevant number.

(iii)

The Board may by resolution adopt any other method permitted by Statute including capitalizing reserves to pay up new Ordinary Shares, or by making a fresh issue of Ordinary Shares, except that if conversion is capable of being effected in the manner described in paragraph (i) above, the conversion shall be effected in that manner in preference to any other method permitted by Applicable Laws or these Articles.

(d)

Availability of Shares Issuable Upon Conversion. Subject to the Statute, the Company shall at all times keep available out of its authorized but unissued Ordinary Shares, free of Encumbrances of any kind, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company shall take such corporate action as may, in accordance with the Articles and the Statute, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e)

Cessation of Certain Rights on Conversion. Subject to Article 16(c), on the date of conversion of any Preferred Shares to Ordinary Shares, the holder of such Preferred Shares to be converted shall cease to be entitled to any rights in respect of such Preferred Shares and accordingly its name shall be removed from the Register of Members as the holder of such Preferred Shares and shall correspondingly be inserted onto the Register of Members as the holder of the number of Ordinary Shares into which such Preferred Shares convert.

(f)	Ordinary Shares Resulting from Conversion. The Ordinary Shares resulting from the conversion of the Preferred Shares:

(i)	shall be credited as fully paid and non-assessable;

(ii)	shall rank pari passu in all respects and form one class with the Ordinary Shares then issued; and

(iii)	shall entitle the holder to all dividends payable on the Ordinary Shares by reference to a record date after the date of conversion.

ADJUSTMENTS TO CONVERSION PRICE

17. (a)	Special Definitions. For purposes of this Article 17, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any notes, debentures, preferred shares or other securities or rights which are ultimately convertible into or exchangeable for Ordinary Shares.

(b)

No Adjustment of Conversion Price. No adjustment in any Applicable Conversion Price shall be made in respect of the issuance of the New Securities unless the consideration for any New Securities issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect on the date of any immediately prior to such issue.

(c)

Deemed Issue of New Securities. In the event the Company issues any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be the New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that the New Securities shall not be deemed to have been issued unless the consideration per share (determined pursuant to Article 17(e) hereof) of such New Securities would be less than the Applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further that in any such case in which the New Securities are deemed to be issued:

(i)

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no re-adjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the Applicable Conversion Price on the original adjustment date, or (ii) the Applicable Conversion Price that would have resulted from any issuance of the New Securities between the original adjustment date and such re-adjustment date; and

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)	Adjustment of Conversion Price Upon Issuance of the New Securities.

In the event that the Company shall issue New Securities for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) that is less than the Applicable Conversion Price in effect of any Preferred Shares on the date of and immediately prior to such issue, then and in such event, the Applicable Conversion Price of such Preferred Shares shall be reduced, concurrently with such issue, to a price equal to the price as calculated by the formula below:

CP2 = CP1 × (A + B) / (A + C)

Whereas,

“CP2”	means the new Applicable Conversion Price for such Preferred Shares in effect immediately after such issue of the New Securities;

“CP1”	means the Applicable Conversion Price for such Preferred Shares in effect immediately prior to such issue of the New Securities;

“A”

means the number of Ordinary Shares outstanding immediately prior to such issue of the New Securities, treating for this purpose as outstanding all Ordinary Shares and Options (on a fully-diluted basis) immediately prior to such issue,

“B”

means the number Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1), and

“C”	means the number of such New Securities issued in such transaction.

(e)	Determination of Consideration. For purposes of this Article 17, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event that the New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such New Securities, computed as provided in clauses (A) and (B) above, as determined in good faith by the Directors.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for the New Securities deemed to have been issued pursuant to Article 17(c), relating to Options and Convertible Securities, shall be determined by dividing:

(A)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities;

by

(B)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the issued and outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Applicable Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued and outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Applicable Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event, provision shall be made so that the Investors shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 17 with respect to the rights of the Investors.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event, the holder of the Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company shall not, by amendment of these Articles or its Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of Article 17 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Preferred Shares hereunder against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or re- adjustment of the Applicable Conversion Price of any Preferred Shares pursuant to this Article 17, the Company shall, at its expense, promptly compute such adjustment or re-adjustment in accordance with the terms hereof and furnish to each holder of such Preferred Shares a certificate setting forth such adjustment or re-adjustment and showing in detail the facts upon which such adjustment or re- adjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and re-adjustments, (ii) the Applicable Conversion Prices at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Shares.

(k)	Miscellaneous.

(i)

All calculations under this Article 17 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be. Upon conversion of such number of the Preferred Shares, the resultant aggregate number of Ordinary Shares to be issued to each holder of the Preferred Shares if not a whole number (but part or fraction of a Ordinary Share), shall be rounded up to the nearest multiple of one (1) Ordinary Share such that the resultant aggregate number of Ordinary Shares to be issued to such holder of the Preferred Shares shall be a whole number.

(ii)

No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.005. Any adjustment of less than US$0.005 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.005 or more in the Conversion Price.

NOTICES OF RECORD DATE

18.	In the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription to the holders of any class or series of its shares on a pro- rata basis, any additional shares of shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares issued and outstanding involving a change in the Ordinary Shares; or

(d)

to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)

at least twenty (20) days’ prior written notice specifying the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)

in the case of the matters referred to in (c) and (d) above, at least twenty (20) days’ prior written notice specifying the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

19. (a)

Upon the failure of the Company to complete a Qualified IPO within the Target Period, the Series A Preferred Shares shall become redeemable, at the sole discretion of their holders; at the redemption price per Series A Preferred Share (the “Company Series A Redemption Price”) equal to:

IP × 140% + D

WHERE, for the purposes of this Article 19(a): IP = Series A Issue Price, and

D = all declared but unpaid dividends on such Series A Preferred Share up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, re-organisations, reclassifications, consolidations or mergers.

(b)

A notice of redemption by the requesting holders to be redeemed shall be delivered to the Company, within ninety (90) days after but not including the date of expiration of the Target Period (the “Redemption Notice”), stating the date on which the requested shares are to be redeemed (the “Redemption Date”); provided, however, that the Redemption Date shall be no earlier than the sixtieth (60th) Business Day after (but not including) the date on which such Redemption Notice is given. Upon receipt of any such request, the Company shall promptly deliver written notice of the redemption request to the Founding Shareholder, stating the existence of such request, the applicable redemption amount, the Redemption Date and the mechanics of redemption. If a Series A Investor fails to deliver its Redemption Notice within the ninety (90) day period as set out above, such Series A Investor shall be deemed to have irrevocably forfeited its redemption right under these Articles.

(c)

If the number of Preferred Shares that could be redeemed to the extent permitted by Applicable Laws is less than the number of Preferred Shares requested to be redeemed (other than due to the Company not having sufficient funds to redeem all of the Preferred Shares requested to be redeemed), the Company shall redeem such number of the Preferred Shares requested to be redeemed as permitted to the maximum extent by Applicable Laws, and the un-redeemed portion of the Preferred Shares shall be carried forward and redeemed as soon as the Company is permitted by Applicable Laws to redeem such un-redeemed portion of the Preferred Shares.

(d)

If the Company does not have sufficient funds to redeem all of the Preferred Shares requested to be redeemed, the Company shall use those funds that are legally available, to the extent permitted by Applicable Laws, to redeem the Series A Preferred Shares requested to be redeemed at the Company Series A Redemption Price from the requesting Series A Investors, on a pro rata basis in proportion to the shareholding percentage of such Series A Investors respectively.

(e)

To effect the redemption, the holder of Shares requesting redemption shall surrender his or her certificate or certificates (or an affidavit of lost share certificate(s)) representing such Shares to be redeemed by the Company in the manner and at the place designated by the Company for that purpose, and thereupon the redemption shall be payable to the order of the person whose name appears on such certificate or certificates (or an affidavit of lost share certificate(s)) (or the register of members where no share certificate is issued) as the owner of such Shares and each such certificate, if any, shall be cancelled. In the event that less than all the Shares represented by any such certificate (or an affidavit of lost share certificate(s)) are redeemed, a new certificate shall be promptly issued representing the un-redeemed Shares, and the un-redeemed Shares shall continue to have all of the rights, preferences and privileges attached to such Shares as set forth in the Memorandum of Association and these Articles. Unless there has been a default in payment of the applicable redemption amount, upon cancellation of the certificate, if any, representing such Shares to be redeemed, all dividends on such Shares designated for redemption on the Redemption Date shall cease to accrue, and all rights of the holders thereof, except the right to receive the applicable redemption amount thereof, without interest, shall cease and terminate.

(f)

From the Redemption Date to the date on which all of the redemption amounts are paid in full, the Company and the Directors shall not declare or pay any dividend or otherwise make any other distributions.

PROTECTIVE PROVISIONS

20.

(1)    Notwithstanding anything to the contrary in these Articles, no Original Group Company shall take any action (and the Shareholders shall procure that no Original Group Company shall take any action) with respect to any of the following matters (each, a “Board Reserved Matter”) without the affirmative vote of the TH Director:

(a)

any amendment or change of the rights, preferences, economic or other interests, privileges or powers of, or the restrictions provided for the benefit of any Series A Preferred Share (including by way of an amendment to the constitutional documents or bye-laws or a reclassification of shares of such Original Group Company, to the extent such matter amends or changes the rights, preferences, economic or other interests, privileges or powers of, or the restrictions provided for the benefit of any Series A Preferred Share);

(b)	any Trade Sale or initial public offering of any Original Group Company;

(c)	any cessation to conduct or any change in the principal business of any Original Group Company as currently conducted;

(d)	any declaration, setting aside or payment of a dividend or other distribution in any kind by any Original Group Company, or capitalisation of the reserves of any Original Group Company;

(e)

any consent to any proceeding seeking liquidation, winding up, dissolution, re- organisation, or arrangement of any Original Group Company under any law relating to bankruptcy, insolvency or re-organisation or relief of debtors;

(f)	amend, waive or terminate any of the Control Documents;

(g)

any creation, adoption, amendment or administration of any bonus or incentive plan, profit sharing mechanism, employee stock option plan or any other stock option plan, or restricted stock plan of any Original Group Company or grant any option under such plans;

(h)

enter into any related-party agreement, arrangement or understanding between a Original Group Company, on the one side, and any Original Group Company’s shareholder(s), director(s), officer(s), employee(s) or their respective Affiliate(s) (other than the Original Group Companies), on the other side, in each case:

(i)

with a value of US$5,000,000 or more, either in a single transaction or series of related transactions within any 12-month period, and is not: (A) in the ordinary course of business; or (B) on arm’s length terms; and

(ii)	other than any employment agreement or service agreement entered into with any Original Group Companies;

(i)

any agreement or commitment by any Original Group Company (as applicable) to do any of the foregoing, provided, however, that the Board Reserved Matters do not include any matter that, if not carried out by KaoShen or LangSheng (as applicable), will result in a breach by KaoShen or LangSheng (as applicable) of a material obligation under the Third Party JV Agreements.

NON-RECOGNITION OF TRUSTS

21.

No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

22.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

23.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen (14) days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

24.

To give effect to any such sale, the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound by the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

25.

The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

26. (a)

The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the specified time or times the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

27.

If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

28.

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment, all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

29.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the time of payment.

30. (a)

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at a rate as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)

No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

31. (a)

If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of any part of the call, installment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.

A certificate in writing under the hand of one (1) Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact stated therein as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound by the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

35.

The Company shall be entitled to charge a fee not exceeding US$l.00 on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

36.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

37. (a)

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

38.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

39.

(a) Subject to and in so far as permitted by the provisions of the Statute and these Articles in particular Article 20, the Company may from time to time by a Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein provided always that the Company may by an ordinary resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value; and

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)

Without prejudice to Article 12 hereof and subject to the provisions of the Statute and Article 20, the Company may by a Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by a resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

40.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not exceeding ten (10) days in any case. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

41.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

42.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

43. (a)

Subject to Article 43(c) hereof, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting of each year shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings, the report of the Directors (if any) shall be presented.

(c)	If the Company is exempted as defined in the Statute, it may but shall not be obliged to hold an annual general meeting.

44. (a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company who can at least constitute, at the date of the deposit of the requisition, any of (i) the Ordinary Majority or (ii) the Preferred Majority, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than fifty percent (50%) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as the general meetings convened by Directors.

NOTICE OF GENERAL MEETINGS

45.

At least twenty (20) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner as may be prescribed by the Company provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Article 44 have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b)

in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value or in the case of shares without nominal or par value ninety-five percent (95%) of the shares in issue, or their proxies.

46.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

47. (a)

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; the Ordinary Majority and the Preferred Majority, present in person or by proxy shall be a quorum provided always that if the Company has one (1) Member of record, the quorum shall be that one (1) Member present in person or by proxy.

(b)

A person may participate at a general meeting by telephone conference or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

48.

Subject to Article 20, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all the Members which for the time are entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives), shall each be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

49.

If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

50.

The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one (1) of their member to be chairman of the meeting.

51.

If at any general meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their members to be chairman of the meeting.

52.

The chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

53.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

54.	Each poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting.

55.	The chairman of the general meeting shall not be entitled to a second or casting vote under any circumstance.

VOTES OF MEMBERS

56.

Except as otherwise required by Applicable Laws or as set forth herein, the holder of each Ordinary Share issued and outstanding shall have one (1) vote for each Ordinary Share held by such holder, and the holder of the Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class. Holders of the Ordinary Shares and the Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles, and except as otherwise set forth in these Articles, shall vote together and not as separate classes.

57.

In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members.

58.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

59.

No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

60.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

61.	Votes may be given either personally or by proxy.

PROXIES

62.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized in its behalf. A proxy need not be a Member of the Company.

63.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile or electronic mail confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

64.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

65.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

66.

Any corporation which is a Member of record of the Company may in accordance with its articles of association or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

67.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

68.

Any Member may irrevocably appoint a proxy and in such case (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Member may not vote at any meeting at which the holder of such proxy votes; and (iii) the Company shall be obliged to recognize the holder of such proxy until such time as the Company is notified in writing that the proxy has been revoked in accordance with its terms.

DIRECTORS

69.

The Board shall be responsible for the overall direction and supervision of the business of the Company in accordance with the Shareholders Agreement, the Memorandum of Association and these Articles. The Board shall consist of seven (7) Directors. For so long as TH holds Shares equal to at least 75% of the total number of Investment Securities held by it as at the TH Completion Date (on an as-converted basis), TH shall be entitled to appoint and remove one (1) Director (the “TH Director”). The Founding Shareholder shall be entitled to appoint and remove four (4) Directors. The Management Shareholder shall be entitled to appoint and remove two (2) Directors. Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same Shareholder or Shareholders who appointed such Director. Any appointment or removal of a Director by a Shareholder shall be made by such Shareholder giving written notice to the Company. The appointment or removal shall, to the extent permitted by Applicable Laws, take effect immediately upon receipt of the notice by the Company or such later date specified by the Shareholder in the notice. For so long as TH is entitled to appoint and remove the TH Director, TH may at any time appoint an observer (each, a “TH Observer”) to each Major Group Company (other than the Company) and the Major Group Companies (other than the Company) shall ensure that each TH Observer shall have the right to attend, receive notices, and speak at, all meetings of its board of directors and any committee thereof, but who shall not have the right to vote on any resolution of its board of directors or such committee.

70.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Company shall also reimburse Directors and the TH Observer for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings including their reasonable traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company.

71.

Subject to the prior approval of the Board, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

72.

A Director or alternate Director may hold any other office or place of profit in the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

73.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

74.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed, no shareholding qualification for Directors shall be required.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 76 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

78.

A Director who expects to be unable to attend a Directors’ meeting because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

79.

The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed). The Directors may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, as may be prescribed by the Company in a general meeting required to be exercised by the Company in general meetings provided, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

80.

Subject to Article 20, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

81.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

The Company shall cause copies of all such minutes to be delivered to the holders of the Preferred Shares within thirty (30) days after the relevant meeting.

82.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

83.

Subject to Article 20, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

84. (a)

The Directors may from time to time and at any time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next three (3) paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

The Directors may from time to time and at any time establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration (which shall be subject to the approval of the Board).

(c)

The Directors may from time to time and at any time delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill any vacancy therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegate as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

85.

Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequent than once every quarter. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

86.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least ten (10) Business Days’ notice in writing to every Director and alternate Director, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided, further, if notice is given in person, by facsimile or electronic mail the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization, as the case may be. The provisions of Article 44 shall apply mutatis mutandis with respect to notices of meetings of Directors.

87.

The quorum necessary for the transaction of the business shall be four (4) Directors, including the presence, in person or by telephone, electronic or other means of communication, of the TH Director, provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company, then the attendance of any four (4) Directors shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings. Notices and agendas of Board meetings, as well as copies of all Board papers, shall be sent to each Director at least five (5) Business Days prior to the relevant Board meeting.

88.

The continuing Directors may act notwithstanding any vacancy in the Board, but if and so long as their number is reduced below the minimum number fixed by or pursuant to these Articles, the continuing Directors, notwithstanding that the number of Directors is reduced below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning a general meeting of the Company, but not for any other purpose.

89.

The Directors may elect a chairman of the Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting, the chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their member to be the chairman of the meeting.

90.

The Directors may delegate any of their powers to committees consisting of such member or members of the Board (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

91.

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director, as the case may be.

92.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Subject to Article 20, a resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee, as the case may be duly convened and held.

93. (a)	A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)	The provisions of Articles 62-65 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

94.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three (3) consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed by a Member vote by the holders of the class of shares that originally appointed him, as set forth in Article 69.

APPOINTMENT AND REMOVAL OF DIRECTORS

95.

The Directors of the Company may only be appointed as provided in Article 69. No Director designated or appointed pursuant to this Article may be removed from office unless (A) such removal is directed or approved of the Member which originally designated or appointed such Director, or (B) the Member(s) originally entitled to designate or appoint such Director pursuant to this Article is no longer so entitled to designate or appoint such Director. Any vacancy on the Board occurring because of the death, resignation or removal of a director shall be filled by the vote or written consent of the same Member or Members who nominated and elected such Director.

96.	In the absence of reasonable cause, a Director of the Company shall only be removed by the Members who nominated and elected him as provided in Article 69.

PRESUMPTION OF ASSENT

97.

A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

98. (a)

The Company may, if the Directors so determine, have a Seal which shall, subject to Article 98(c) below, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one (1) person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for such purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

99.

Subject to Article 20, the Company may have a chief executive officer, a president, a chief financial officer, a secretary or a secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

100.

Subject to the Statute and these Articles, in particular Article 20, the Directors may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company issued and outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 100. Each Investor shall be entitled to receive dividends and distributions on an as-converted basis together with the holders of Ordinary Shares on parity with each other; provided that such dividends and distributions shall be payable only when, as, and if declared by the Board.

101.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

102.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

103.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

104.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

105.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

106.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two (2) or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

107.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

108.

Subject to Article 20, the Company may upon the recommendation of the Directors by an ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

109.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if such books of account are not kept as necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

110.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

111.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Applicable Laws.

AUDIT

112.

So long as any Investor holds any Investment Securities, the Company will deliver or cause to be delivered to such Investor the following documents with respect to the Group Companies: (i) annual unaudited consolidated financial statements within ninety (90) days after the end of each fiscal year; (ii) quarterly unaudited consolidated financial statements within thirty (30) days after the end of each quarter; (iii) an annual consolidated budget for the following fiscal year within two (2) months after the end of each fiscal year; and (iv) upon the request by such Investor, such other information as such Investor shall reasonably request. All audits shall be performed in accordance with U.S. GAAP.

113.

Subject to Article 20, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

114.

Subject to Article 20, the Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues, the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

115.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

116.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

117.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by overnight or international courier, facsimile or electronic mail to him or to his address as shown in the Register of Members.

118. (a)

Where a notice is sent by overnight or international courier, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is sent by overnight or international courier as aforesaid.

(b)	Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected on the day the same is sent as aforesaid.

119.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

120.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through overnight or international courier as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

121.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)

every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members; and

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

122.

Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

123.

Upon any liquidation, dissolution or winding up of the Company and/or any Group Company, either voluntary or involuntary (each a “Liquidation Event”), distributions to the Members of the Company shall be made in the following manner (out of the assets and funds of the Company legally available for distribution to the Members of the Company):

(a)

Before any distribution or payment shall be made to the holders of any Ordinary Shares or any other equity securities of the Company, an amount equal to the following, shall be paid to each holder of the Series A Preferred Shares with respect to each Series A Preferred Share then held by such holder (the “Series A Liquidation Preference”):

IP × (1 + 10% × N) + D

WHERE, for the purposes of this Article 123:

IP = Series A Issue Price,

N = the lesser of (i) the number of calendar days that have elapsed since the Series A Original Issue Date divided by 365 days, and (ii) 4, and

D = all declared but unpaid dividends on such Series A Preferred Share up to the date of the Liquidation Event, proportionally adjusted for share subdivisions, share dividends, re-organisations, reclassifications, consolidations or mergers.

If, upon any liquidation, dissolution, or winding up, the assets of the Company are insufficient to make payment in full of the Series A Liquidation Preference to all Series A Preferred Shares, then such assets shall be distributed among the holders of Series A Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(b)

After distribution or payment in full of the Series A Liquidation Preference pursuant to paragraph (a) of this Article 123, the remaining assets of the Company available for distribution to members shall be distributed ratably among the holders of issued and outstanding Ordinary Shares in proportion to the number of issued and outstanding Ordinary Shares held by them.

(c)	Liquidation on Sale or Merger. The following events shall be treated as a liquidation under this Article 123 unless waived by the Preferred Majority (each, a “Deemed Liquidation Event”):

(1)

any consolidation, amalgamation or merger of the Company and/or any Group Company with or into any other Person or other corporate reorganization, in which the Members of the Company or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger or reorganization, own less than fifty percent (50%) of the voting power of Company or any other Group Company immediately after such consolidation, merger, amalgamation or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s or any other Group Company’s voting power is transferred, but excluding any transaction effected solely for tax purposes or to change the Company’s domicile or any other Group Company’s domicile, as applicable;

(2)

the sale, exchange, transfer or other disposition, in one or a series of related transactions, of a majority of the issued and outstanding share capital of any Group Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding share capital of any Group Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the surviving entity or the acquiring Person immediately following such transaction; or

(3)	a sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by any Group Company of all or substantially all of the assets of any Group Company;

and upon any such event, any proceeds resulting to the Members of the Company therefrom shall be distributed in accordance with the terms of paragraph (a), (b) and (c) of this Article 123.

(d)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of the Preferred Shares and Ordinary Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

if traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

(e)

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clause (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed.

INDEMNITY

124.

Subject to the Statute, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Director, officer or trustee.

FINANCIAL YEAR

125.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

AMENDMENTS OF ARTICLES

126.

Subject to the Statute and to any quorum, voting or procedural requirements expressly imposed by these Articles with regard to the variation of rights attached to a specific class of shares of the Company, the Company may at any time and from time to time by a Special Resolution, change the name of the Company or alter or amend these Articles or the Memorandum of Association, in whole or in part.

TRANSFER BY WAY OF CONTINUATION

127.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the Applicable Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

NO PUBLIC DOCUMENT

128.

None of the documents of the Company, including its Memorandum of Association, these Articles, or any Register of Members, Directors, transfers or changes, will be exhibited as a public document in the Cayman Islands.

PRE-EMPTIVE RIGHTS

129.	Pre-emptive Rights:

(a)

General. Each of the Shareholders (the “Participation Rights Holders”, and each a “Participation Rights Holder”) shall have a right of first refusal to purchase up to its Pro Rata Share of all of the New Securities that the Company may from time to time issue after the date of these Articles (the “Right of Participation”).

(b)

Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” of all the New Securities is the ratio of (a) the number of Ordinary Shares (on an as- converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (on an as-converted basis) held by all Participation Rights Holders.

(c)	Procedures.

(i)

First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall deliver to each Participation Rights Holder a written notice of its intention to issue the New Securities (the “First Participation Notice”), describing the amount, the type and the price of the New Securities and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall be entitled to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities at the price and upon the terms and conditions specified in the First Participation Notice by delivering a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within twenty (20) Business Days from the date of such First Participation Notice. If any Participation Rights Holder fails to send such written notice within the prescribed time period or declines to exercise fully its Right of Participation, then such Participation Rights Holder shall be deemed to have waived its right to purchase its Pro Rata Share in connection with the proposed transaction(s).

(ii)

Second Participation Notice. If any Participation Rights Holder fails or declines to exercise fully its Right of Participation in accordance with Article 129(c)(i) above, the Company shall promptly deliver a written notice (the “Second Participation Notice”) to the other Participation Rights Holders who agreed to exercise fully their Right of Participation in accordance with Article 129(c)(i) above. Each such Participation Rights Holder shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company in writing of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase. If, as a result thereof, the election by the Participation Rights Holders results in an oversubscription of New Securities exceeding the total number of the remaining New Securities available for purchase, each oversubscribing Participation Rights Holder will be cut back by the Company with respect to its oversubscription to the number of the remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which shall be the number of the Ordinary Shares (on an as-converted basis) held by such oversubscribing Participation Rights Holder, and the denominator of which shall be the total number of the Ordinary Shares (on an as- converted basis) held by all the oversubscribing Participation Rights Holders.

(iii)

Each oversubscribing Participation Rights Holder shall be obligated to purchase such number of additional New Securities as determined by the Company pursuant to Article 129(c)(ii), and the Company shall so notify the Participation Rights Holders within fifteen (15) Business Days from the date of the Second Participation Notice.

(d)

Failure to Exercise. (i) In the event no Participation Rights Holder elects to exercise fully its Right of Participation with respect to the New Securities described in the First Participation Notice, after twenty (20) Business Days following the date of the First Participation Notice, or (ii) if the total number of oversubscription by the other Participation Rights Holder in accordance with Article 129(c)(ii) above is less than the total number of the remaining New Securities, upon the expiration of the Second Participation Period, the Company shall have a period of ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation was not fully exercised) at the same price and upon the same terms specified in the First Participation Notice. In the event that the Company has not allotted and issued such New Securities within such prescribed period, then the Company shall not thereafter allot or issue any New Securities without first offering such New Securities to the Participation Rights Holders pursuant to this Article 129.